EX-23.2

                              CONSENT OF COUNSEL

                               Brian F. Faulkner
                        A Professional Law Corporation
                      31877 Del Obispo Street, Suite 205
                     San Juan Capistrano, California 92675
                               (949) 240-1361


April 29, 2002


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Point Group Holdings, Incorporated - Form S-8

Dear Sir/Madame:

I have acted as counsel to Point Group Holdings, Incorporated, a Nevada corporation ("Company"), in connection with its Registration Statement on Form S-8 relating to the registration of 50,000,000 shares of its common stock ("Shares"), $0.001 par value per Share, which are issuable pursuant to the Company's Amended and Restated Non-Employee Directors and Consultants Retainer Stock Plan (Amendment No.
2), and 25,000,000 Shares which are issuable pursuant to the Company's Stock Incentive Plan. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

Sincerely,


/s/  Brian F. Faulkner
Brian F. Faulkner, Esq.